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                                  EXHIBIT 21

                             OWENS-ILLINOIS, INC.

                        SUBSIDIARIES OF THE REGISTRANTS


     The Registrants had the following subsidiaries at December 31, 1993:


Domestic Subsidiaries
                                                       State of Incorporation
Name                                                      or Organization
- ----                                                   ----------------------

Owens-Brockway Packaging, Inc.                             Delaware
OI Puerto Rico STS Inc.                                    Delaware
Owens-Illinois de Puerto Rico                              Ohio
OI Venezuela STS Inc                                       Delaware
OI Peldar STS Inc.                                         Delaware
OI Ecuador STS Inc.                                        Delaware
OIB Produvisa Inc.                                         Delaware
OI Consol STS Inc.                                         Delaware
OI Peru STS, Inc.                                          Delaware
OI Poland, Inc.                                            Delaware
OI Brazil, Inc.                                            Delaware
Bolivian Investments, Inc.                                 Delaware
Overseas Finance Company                                   Delaware
SeaGate, Inc.                                              Ohio
OI Ione STS Inc.                                           Delaware
OI Closure FTS Inc.                                        Delaware
Owens-Illinois Closure Inc.                                Delaware
Product Design & Engineering, Inc.                         Minnesota
Specialty Packaging Licensing Company                      Delaware
OI Plastic Products FTS Inc.                               Delaware
Owens-Illinois Plastic Products Inc.                       Delaware
Owens-Illinois Prescription Products Inc.                  Delaware
OI Medical, Inc.                                           Delaware
Owens-BriGam Medical Company                               Delaware
OI Treitler STS Inc.                                       Delaware
Owens-Illinois Labels Inc.                                 Delaware
Treitler-Owens, Inc.                                       New Jersey
OI Dougherty STS Inc.                                      Delaware
DBC, Inc.                                                  New Jersey
Owens-Illinois Specialty Products Puerto Rico, Inc.        Delaware
OI Regioplast STS, Inc.                                    Delaware
OI Schott STS Inc.                                         Delaware
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                                                       State of Incorporation
Name                                                      or Organization
- ----                                                   ----------------------
OI General Finance Inc.                                    Delaware
OI General FTS Inc.                                        Delaware
Owens-Illinois General Inc.                                Delaware
Harbor Capital Advisors, Inc.                              Delaware
HCA Securities, Inc.                                       Delaware
Harbor Transfer, Inc.                                      Delaware
Owens Industries, Inc.                                     Ohio
Owens Hotel Industry, Inc.                                 Ohio
OI Holding Company, Inc.                                   Ohio
OI Services, Inc.                                          Ohio
Pacific Coast Glass Co., Ltd.                              California
OI Castalia STS Inc.                                       Delaware
OI Levis Park STS Inc.                                     Delaware
OI MVCURC STS Inc.                                         Delaware
Maumee Valley Community Urban Redevelopment Corporation    Ohio
OI UMI STS Inc.                                            Delaware
Universal Materials, Inc.                                  Ohio
OI AID STS Inc.                                            Delaware
OI Overseas Management Company Limited                     Delaware
Owens-Brockway Glass Container Inc.                        Delaware
OI Brockway Plastics, Inc.                                 Delaware
Brockway Research Inc.                                     Delaware
Brockway Realty Inc.                                       Pennsylvania
OI Health Care Holding Corp.                               Delaware
OI Funding Corporation                                     Delaware
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Foreign Subsidiaries

                                                       Country of Incorporation
Name                                                       or Organization
- ----                                                   ------------------------
Owens Insurance, Ltd.                                      Bermuda
Cisper Industria e Comercio, S. A.                         Brazil
Companhia Industrial Sao Paulo e Rio                       Brazil
Sao Raimundo Administracao,
  Participacoes e Representacoes, Limitada                 Brazil
Cristaleria Peldar, S. A.                                  Colombia
Cristaleria del Ecuador, S. A.                             Ecuador
Regioplast S.A. de C.V.                                    Mexico
Specialty Packaging Products de Mexico, S. A., CVA         Mexico
Vidrios Industries S.A.                                    Peru
United Glass Group Ltd.                                    United Kingdom
United Glass, Limited                                      United Kingdom
Centro Vidriero de Venezuela, C. A.                        Venezuela
Fabrica de Vidrio Los Andes, C. A.                         Venezuela
Manufacturera de Vidrios Planos, C. A.                     Venezuela
Owens-Illinois de Venezuela, C. A.                         Venezuela
Owens-Illinois Ventas, S. A.                               Venezuela
Owens-Illinois Foreign Sales Corp.                         Virgin Islands